Exhibit (c)(5)
   Project River  P RE S E N TA T I O N TO THE S P E CIA L COM M I TTE E  1 7 A U G U S T 2 0 2 0  C O N F I D E N T I A L

     The information herein has been prepared by Lazard Frères & Co. LLC (“Lazard”) based upon information supplied by you, the Special Committee of Hudson Ltd. (“Hudson” or the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. Lazard has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, Lazard has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. Lazard assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise.Lazard is not making any assessment regarding impact or the economic effects of the COVID-19 virus, including with respect to the potential impact oreffects on the future financial performance of the Company. Subsequent developments, including, without limitation, in relation to COVID-19, may affect the forecasts and other information set out in this document and Lazard assumes no responsibility for updating or revising this document based on circumstances or events after the date hereof. These materials and the information contained herein are confidential and, other than as required by applicable law, may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.  Disclaimer  P R O J E C T R I V E R  C O N F I D E N T I A L

 C O N F I D E N T I A L  I Situation Update  P R O J E C T R I V E R

PROJECT RIVER | SITUATION UPDATE

Overview

- **On July 6, 2020, Juan Carlos Torres Carretero, Executive Chairman of Dufry AG ("Dufry"), sent a letter to the Audit Committee of Hudson Ltd. ("Hudson" or the "Company") proposing to acquire the shares of Hudson's share capital not currently owned by Dufry for <u>$6.25 per share in cash</u>**
  - Dufry does not own any publicly traded Class A common shares of Hudson, but owns 100% of the Class B common shares of Hudson which have 10:1 voting rights compared to Class A common shares
  - Under the current structure, Dufry owns ~57% of economic interest and ~93% of voting interest in Hudson
  - Dufry expressed its desire to enter into a definitive agreement by August 2, 2020, in order to announce a transaction on August 3, 2020 in conjunction with the presentation of its financial results for the first-half of 2020
- **On July 15, 2020, Joaquín Moya-Angeler Cabrera, Chairman of the Special Committee of the Board of Directors of Hudson, responded to the July 6 letter from Dufry to request clarification with regard to various aspects of the Dufry proposal, including form of consideration, shareholder approval, and financing, among others**
- **Following the letter sent by Hudson to Dufry on July 15, 2020, the two parties and their advisors worked diligently to clarify the terms and conditions of the Dufry proposal, including through the exchange of additional letters, while Hudson Management developed and refined long range business plans for the Special Committee to use in evaluating a potential transaction**
- **On August 12, 2020, the Special Committee communicated to Dufry that their proposal materially undervalued Hudson's Class A Shares and requested that Dufry revise their proposal to compensate the Class A Shareholders for the fundamental value reflected in the business plans prepared by Hudson Management**
- **On August 13, 2020, Dufry orally communicated a revised proposal to acquire the Hudson common shares not currently owned by Dufry for <u>$7.00 per share in cash</u>**
- **On August 14, 2020, the Special Committee rejected Dufry's revised proposal of $7.00 per share and made a counter-proposal of <u>$8.00 per share in cash</u>**
- **On August 15, 2020, amid continuing negotiations between the two parties and their advisors, Dufry submitted a revised proposal to acquire the Hudson common shares not currently owned by Dufry for <u>$7.70 per share in cash</u>**

LAZARD 1

PROJECT RIVER | SITUATION UPDATE

Summary of Dufry's Revised Proposal

Structure	➢ Acquisition of the Hudson common shares not currently owned by Dufry through a cash merger
Transaction Consideration[1]	➢ All cash consideration of $7.70 per Hudson share ➢ Implied Total Equity Value of $720m
Implied Premium	➢ Implied premium / (discount) to: o Current trading price as of 8/14/2020 ($5.73): 34% o 30-day VWAP as of 8/14/2020 ($4.69): 64% o Last trading day before offer on 7/2/2020 ($5.06): 52% o 52-week high on 1/8/2020 ($15.72): (51%)

Source: FactSet as of 8/14/2020, public information.

1 Implied Total Equity Value assumes fully diluted shares outstanding (FDSO) of 93.45m as of 8/14/2020 (or most recent date available) based on Section 4.05 of *Agreement and Plan of Merger among Hudson Ltd., Dufry AG and Dufry Holdco Ltd.* (the "Merger Agreement"); FDSO include Class A and Class B Shares; Lazard has not taken into account any valuation differences between the two classes of shares.

LAZARD 2

                   Illustrative Offer Price Range     EBITDA   2019A  $211  4.5x  4.6x  4.7x  4.9x  5.0x  5.1x  5.2x  5.3x  5.4x  2022E  $151  6.3x  6.5x  6.6x  6.8x  7.0x  7.1x  7.3x  7.4x  7.6x  2023E  $213  4.5x  4.6x  4.7x  4.8x  4.9x  5.0x  5.1x  5.2x  5.4x  Implied EV / EBITDA          Travel Retail  Median  6.7x  Travel Retail  Mean  6.9x  Travel Retail  Median6.5x  Travel Retail  Mean7.4x  Offer Value / Share  $6.00  $6.25  $6.50  $6.75  $7.00  $7.25  $7.50  $7.70  $8.00  % vs. Current as of 8/14/2020 ($5.73)  5%  9%  13%  18%  22%  27%  31%  34%  40%  % vs. 30-Day VWAP ($4.69)  28%  33%  39%  44%  49%  55%  60%  64%  71%  % vs. 52 Week High ($15.72)1  (62%)  (60%)  (59%)  (57%)  (55%)  (54%)  (52%)  (51%)  (49%)  FDSO2  93.45  93.45  93.45  93.45  93.45  93.45  93.45  93.45  93.45  Implied Equity Value  $561  $584  $607  $631  $654  $677  $701  $720  $748  Net Debt 3  340  340  340  340  340  340  340  340  340  NCI3  59  59  59  59  59  59  59  59  59  Equity Investments3  (6)  (6)  (6)  (6)  (6)  (6)  (6)  (6)  (6)  Implied Enterprise Value  $954  $977  $1,001  $1,024  $1,048  $1,071  $1,094  $1,113  $1,141  Hudson Analysis at Various Prices($ in millions, except per share data)  I S I T U A T I O N U P D A T E  P R O J E C T R I V E R  Source: Hudson Adjusted Management Plan as of 8/4/2020, Company filings, FactSet as of 8/14/2020.1 As of 1/8/2020.FDSO of 93.45m based on the Merger Agreement; FDSO include Class A and Class B Shares; Lazard has not taken into account any valuation differences between the two classes of shares. 3Net Debt of $340m, NCI at book value of $59m, and Equity Investments at book value of $6m based on Company filings as of 6/30/2020.    Initial Offer(7/6/2020)      Revised Offer(8/15/2020)

 C O N F I D E N T I A L  II Selected Market Perspectives  P R O J E C T R I V E R

                                                                                                                                 4  4  4  4  4  4  4  4  4  4  2  2  2  3  3  3  3  3  3  3  3  2  2  1  1  1  1  1  1  1  1  1  1  1  1  1  1  1  1  3  3  3  2  2  2  2  2  2  2  1  1  1  2  2  2  2  2  2  1  1  1  $0.00  $5.00  $10.00  $15.00  $20.00  $25.00                                              Buy Hold Sell Stock Price Average Target Price    $7.08+23.6%vs. Current    $5.73  Broker Share Price Targets and Ratings  I I S E L E C T E D M A R K E T P E R S P E C T I V E S  P R O J E C T R I V E R  Source: FactSet as of 8/14/2020, broker research.1 As of 8/14/2020 market close.  Wall Street Stock Price Target  Broker Commentary  Wall Street Stock Price Target History    Firm  Date  Rating  Stock Price Target  Implied Return to Current1  Credit Suisse  08/03/2020  Buy  $9.00  57%  Morgan Stanley  08/05/2020  Hold  $7.00  22%  UBS  08/03/2020  Hold  $5.25  (8%)    The continued lack of air travel w as again evident in HUD's 2Q'20 results… It's going to be a slow recovery, but w e think HUD is taking some of the right steps to ensure its long term viability… Plus, it's w orking w ith airports to delay rent, and in some cases, secure rent w aivers. While there are limits to the degree to w hich it can utilize these, w e think it show s that HUD is finding creative w ays to m inim ize its cash burn.UBS, AUGUST 3, 2020Overall, our key take is that trends remain w eak but are improving gradually, w hile HUD also continues to aggressively manage its cost structure to offset the declines in passenger volume, gain productivityefficiencies in stores that have reopened, and should see less pressure ongross margin in 2H vs. Q2.CREDIT SUISSE, AUGUST 3, 2020  4

                     2.0  4.0  6.0  8.0  10.0  12.0x  14.0  Aug-18  Nov-18  Feb-19  May-19  Aug-19  Nov-19  Feb-20  May-20  Aug-20  Multiple Evolution and Stock Performance – Since 08/2018  I I S E L E C T E D M A R K E T P E R S P E C T I V E S  P R O J E C T R I V E R    Peer Average10.2x    Hudson 5.8x (7/14/2020)3  1  Hudson Group announced on January 9, 2019 that CEO Joseph DiDomizio was leaving the company. Roger Fordyce, previously Executive Vice President and COO of Hudson Group, wasappointed the new CEO.Excludes the impact of IFRS 16.Represents the date of the latest meaningful data point.  23  EV / NTM EBITDAMultiple2  Indexed StockPerformance            0%Aug-18 Nov-18 Feb-19 May-19 Aug-19Source: FactSet as of 8/14/2020.Note: Trav el Retail peer set includes Dufry, Lagadere, Autogrill, SSP Group, WH Smith, and Valora.  20%  40%  60%  80%  100%  120%  Nov-19  Feb-20  May-20  Aug-20    Peer Average46%    Hudson$5.7330%    Dufry CHF27.62 51%    CEOChange1      All Time High (9/21/2018)$23.22        Q3 2018        Q4 2018        Q1 2019        Q2 2019        Q3 2019        Q4 2019        Q1 2020        Q2 2020      Dufry10.8x  5

     Q2 2020        $62  $342  0  100  200  300  $600500400  Feb-18  May-18  Aug-18  Nov-18  Feb-19  May-19  Aug-19  Nov-19  Feb-20  May-20  Aug-20          ($76)  $57  $15  $9  $44  $39  $5  (120)  (90)  (60)  (30)  0  30  $60  Feb-18  May-18  Aug-18  Nov-18  Feb-19  May-19  Aug-19  Nov-19  Feb-20  May-20  Aug-20        $25.0020.0015.0010.005.000.00  Feb-18 May-18 Aug-18 Nov-18 Feb-19 May-19 Aug-19  Nov-19  Feb-20 May-20  Aug-20  Current(8/14/20)$5.73      Q1 2018      Q2 2018      Q3 2018      Q4 2018      Q1 2019      Q2 2019      Q3 2019      Q4 2019      Q1 2020      CEO Change1      +2.7%                                $499  $527        $510  $523      $427  (0.1%)  (0.5%)    $471  $445  (1.8%)  (2.0%)  $476            +2.5%  +1.8%      +3.9%        (0.0%)      (21.3%)      +43.4%      +27.0%      +6.1%      (55.0%)      +109.5%      $54+16.1%      +13.0%      $22(24.5%)      n.m.      ($88)n.m.      +5.7%      +9.5%      (5.6%)      +1.4%      (1.6%)      (4.9%)      (2.7%)      (26.3%)      (7.5%)      +9.8%  Historical Performance vs. Quarterly Broker Estimates($ in millions, except per share information)  I I S E L E C T E D M A R K E T P E R S P E C T I V E S  P R O J E C T R I V E R      ActualBrokerEstimate      ActualBrokerEstimate  Source: FactSet as of 8/14/2020, public information.Note: Quarterly EBIT figures for FY 2019 and Q1 2020 include IFRS 16 adjustments for comparability against broker estimates.  1  Hudson Group announced on January 9, 2019 that CEO Joseph DiDomizio was leaving the company. Roger Fordyce, previously Executive Vice President and COO of Hudson Group, was appointed the new CEO.Positiv e % f igures in ovals indicate outperformance versus estimate; negative % figures in ovals indicate underperformance versus estimate.% Figures in ov als indicate share price change between closing prior to earnings announcement and closing after earnings announcement.  23    EBIT  Turnover    Quarterly Turnover2  Quarterly EBIT2  StockPrice3  6

       Management Forecast vs. Wall Street Consensus($ in millions; FYE December 31)  I I S E L E C T E D M A R K E T P E R S P E C T I V E S  P R O J E C T R I V E R  Turnover1  EBITDA2  EBIT3  Net Income4    Management ’19A-’22E CAGR: (4.0%)      Morgan Stanley  UBS  Source: Hudson Adjusted Management Plan as of 8/4/2020, UBS as of 8/3/2020, Credit Suisse as of 8/3/2020, Morgan Stanley as of 8/5/2020.1 Calculated as the sum of Net Sales and Advertising Income.  234  Includes the impact of Other Operational Expenses, Corporate Allocation, and IC Fees CA to US. Excludes the impact of IFRS 16. Excludes the impact of IFRS 16.Represents levered Net Income post Minority Interest.                              $868  $1,443  $1,731  $771  $1,471  $1,603  $886  $1,325  $1,457  $748  $979  $1,375                              ($119)  $45  $151  ($156)  $82  $115  ($62)  $94  $164  ($89)  $32  $137                                ($218)  ($53)  $11  ($336)  ($52)  ($34)  ($174)  ($8)  $10  ($188)  $44  $53                                ($281)  ($53)  $55  ($314)  ($8)  $22  ($214)  $42  $85  ($275)  ($80)  $38      Hudson Managem ent  Credit Suisse  2020E  2021E  2022E            Managem ent ’19A-’22E CAGR: (10.6%)    Management ’19A-’22E CAGR: (15.8%)    Management ’19A-’22E CAGR: (4.4%)  7

 C O N F I D E N T I A L  III Lazard Valuation Analysis  P R O J E C T R I V E R

PROJECT RIVER III LAZARD VALUATION ANALYSIS

Lazard Valuation Analysis

($ in millions; FYE December 31)

Methodology		Enterprise Value[1]	Implied Share Price[2] ($)	Commentary
Discounted Cash Flow Analysis	Adjusted Management Plan	$908 – $1,256	$7.34 – $11.20	Based on Hudson Management's Adjusted 5-year projections, which assume 20% reduction in business travel relative to Initial Management Plan WACC of 7.63% - 8.63%; Terminal Value growth rate of 1.0% - 2.0%; Implied Terminal Value multiple of 5.8x - 7.8x Implied share price includes NPV of tax attributes, discounted at 9.08% to 10.42% cost of equity[3]
Comparable Publicly Traded Companies Analysis[4]	EV / FY 2022E EBITDA	$806 – $1,107	$5.05 – $8.27	5.75x - 7.75x FY 2022E EBITDA based on reference peers Applied to Hudson Adjusted Management Plan FY 2022E EBITDA of $151 million
For Reference Only	Initial Management Plan DCF	$1,013 – $1,399	$8.48 – $12.76	Based on Hudson Management's Initial 5-year projections which assume business travel recovers to pre-COVID levels in the long-term WACC, Terminal Value growth rate and all other assumptions are identical to the ones used for Adjusted Management Plan DCF
For Reference Only	EV / FY 2019A EBITDA[4]	$1,100 – $1,522	$8.20 – $12.71	5.50x - 7.50x FY 2019A EBITDA based on reference peers Applied to Hudson Adjusted Management Plan FY 2019A EBITDA of $211 million
For Reference Only	52-Week High / Low[4,5]	$557 – $1,803	$2.38 – $15.72	52-Week High of $15.72 observed on 1/8/2020 52-Week Low of $2.38 observed on 3/18/2020
For Reference Only	Analyst Price Targets[4]	$825 – $1,175	$5.25 – $9.00	Credit Suisse (8/3/2020): Price Target of $9.00 Morgan Stanley (8/5/2020): Price Target of $7.00 UBS (8/3/2020): Price Target of $5.25

Current $5.73[6]

Dufry Revised Offer $7.70

Source: Hudson Management Plan as of 8/4/2020, Company filings, FactSet as of 8/14/2020.

Note: The Special Committee has advised Lazard that the Adjusted Management Plan reflects the anticipated future financial performance of the Company and, accordingly, has directed Lazard to utilize the Adjusted Management Plan for purposes of its financial analyses.

Note: FYE corresponds to Hudson Ltd.'s fiscal year (e.g., FYE 2020 represents the year ending 12/31/2020). DCF assumes mid-year convention and valuation date of 6/30/20.

Note: Lazard considered but disregarded Precedent Transactions Analysis on the account of the fact that the contemplated transaction is not a change of control transaction as well as the fact that any existing comparable precedent transactions have been announced in a different environment, rendering them unreliable for establishing a benchmark for purposes of the contemplated transaction.

1 For comparability purposes between the DCF and the Comparable Publicly Traded Companies Analysis, the Enterprise Value range shown excludes value attributable to Non-Controlling Interest (NCI).

2 Assumes Net Debt of $340m and Equity Investment of $6m based on Company filings as of 6/30/2020, and FDSO of 93.45m based on the Merger Agreement; FDSO include Class A and Class B Shares; Lazard has not taken into account any valuation differences between the two classes of shares.

3 Permanent tax attributes assume 0% growth in terminal year (see pages 10 and 12 for detailed calculation).

4 Enterprise Value adjusted to exclude value attributable to NCI at a Book Value of NCI of $59m as of 6/30/2020.

5 Based on closing prices of respective trading dates.

6 As of 8/14/2020 market close.

LAZARD 8

PROJECT RIVER | III LAZARD VALUATION ANALYSIS

Hudson Discounted Cash Flow Analysis – *Adjusted Management Plan*

($ in millions; FYE December 31)

	Historical		Management Projection						
	2019A	**H1 2020A**	**H2 2020E**	**2021E**	**2022E**	**2023E**	**2024E**	**2025E**	**TY**
Net Sales	$1,910	$391	$447	$1,410	$1,692	$1,858	$2,022	$2,173	$2,173
Advertising income	44	13	18	32	39	43	46	49	49
Turnover	**$1,954**	**$403**	**$465**	**$1,443**	**$1,731**	**$1,901**	**$2,069**	**$2,222**	**$2,222**
% Growth	--	--	--	*66.1%*	*20.0%*	*9.8%*	*8.8%*	*7.4%*	
Cost of Goods Sold	(699)	(152)	(166)	(516)	(619)	(680)	(738)	(792)	(792)
Lease Expenses	(431)	(135)	(150)	(372)	(406)	(431)	(462)	(489)	(489)
Personnel Expenses	(436)	(131)	(135)	(372)	(408)	(420)	(455)	(486)	(486)
Other Expenses	(176)	(61)	(59)	(137)	(148)	(157)	(169)	(179)	(179)
Corporate Allocation	0	--	1	--	--	--	--	--	--
IC Fees CA to US	(0)	--	0	--	--	--	--	--	--
EBITDA	**$211**	**($75)**	**($44)**	**$45**	**$151**	**$213**	**$245**	**$277**	**$277**
% Margin	*10.8%*	*(18.6%)*	*(9.5%)*	*3.1%*	*8.7%*	*11.2%*	*11.8%*	*12.5%*	*12.5%*
Memo: EBITDA excl. Minority Interest	*160*			*33*	*117*	*166*	*191*	*216*	*216*
Depreciation & Amortization	(113)	(115)	(55)	(105)	(102)	(94)	(86)	(94)	(98)
Non-cash IFRS 16 Adjustments	(6)	(3)	9	7	7	7	7	7	7
EBIT	**$92**	**($192)**	**($90)**	**($53)**	**$55**	**$125**	**$165**	**$190**	**$186**
% Margin	*4.7%*	*(47.6%)*	*(19.2%)*	*(3.7%)*	*3.2%*	*6.6%*	*8.0%*	*8.5%*	*8.4%*
Minority Interest	(34)	(10)	--	2	(21)	(35)	(42)	(47)	(46)
Tax Expense [1]		(1)	--	(3)	(14)	(29)	(38)	(43)	(42)
% Tax Rate		*0.4%*	*0.0%*	*6.8%*	*(39.9%)*	*(31.9%)*	*(30.6%)*	*(30.1%)*	*(30.1%)*
NOPAT		**($203)**	**($90)**	**($55)**	**$21**	**$62**	**$86**	**$100**	**$98**
% Margin		*(50.3%)*	*(19.2%)*	*(3.8%)*	*1.2%*	*3.3%*	*4.2%*	*4.5%*	*4.4%*
Plus: Depreciation & Amortization		115	55	105	102	94	86	94	98
Plus: Non-cash IFRS 16 Adjustments		3	(9)	(7)	(7)	(7)	(7)	(7)	(7)
Less: Change in NWC		(33)	39	8	(8)	(5)	(5)	(5)	(1)
Less: Capital Expenditures		(27)	(13)	(56)	(68)	(84)	(91)	(98)	(98)
Less: Rent Deferrals and Other Non-Cash Items		45	(45)	--	--	--	--	--	--
Unlevered FCF		**($101)**	**($63)**	**($5)**	**$40**	**$60**	**$69**	**$85**	**$90**

WACC	PV of FCF's H2 '20E – '25E	PV of Terminal Value at TVGR of 1.0%	1.5%	2.0%	Enterprise Value at TVGR of 1.0%	1.5%	2.0%	Implied TV EBITDA Multiple at TVGR of 1.0%	1.5%	2.0%
7.63%	$127	$949	$1,031	$1,128	$1,076	$1,159	$1,256	6.6x	7.2x	7.8x
8.13%	$124	862	932	1,013	986	1,056	1,137	6.1	6.6	7.2
8.63%	$121	787	847	915	908	968	1,036	5.8	6.2	6.7

WACC	Terminal Value as % of EV at TVGR of 1.0%	1.5%	2.0%	Implied Share Price [2] ($) at TVGR of 1.0%	1.5%	2.0%	Implied 2019 EBITDA Multiple at TVGR of 1.0%	1.5%	2.0%
7.63%	88.2%	89.0%	89.9%	$9.28	$10.16	$11.20	6.7x	7.3x	7.9x
8.13%	87.4%	88.3%	89.1%	$8.24	$8.99	$9.85	6.2	6.6	7.1
8.63%	86.7%	87.5%	88.3%	$7.34	$7.98	$8.71	5.7	6.1	6.5

Source: Hudson Adjusted Management Plan as of 8/4/2020; Company filings.

Note: FYE corresponds to Hudson Ltd.'s fiscal year (e.g., FYE 2020 represents the year ending 12/31/2020). DCF assumes mid-year convention and valuation date of 6/30/2020.

1 Tax expense excludes Net Operating Loss (NOL) utilization and other Tax Attributes which are valued separately (see page 10 for detailed calculation), which value is added to the Enterprise Value for the purposes of calculating the implied Equity Value (see footnote 2).

2 Enterprise Value to Equity Value bridge assumes NOL and other Tax Attributes value range of $112m - $125m, Net Debt of $340m and Equity Investment of $6m based on Company filings as of 6/30/2020, and FDSO of 93.45m based on the Merger Agreement; FDSO include Class A and Class B Shares; Lazard has not taken into account any valuation differences between the two classes of shares.

LAZARD 9

PROJECT RIVER | III LAZARD VALUATION ANALYSIS

Hudson Tax Attributes Discounted Cash Flow Analysis – *Adjusted Management Plan*

($ in millions; FYE December 31)

	Management Projection						Extrapolation[1]			
	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	TY
U.S.										
IP Migration Amortization	--	--	(14)	(14)	(14)	(14)	(28)	(28)	(28)	(28)
Other Permanent Tax Differences	--	--	3	3	3	3	3	3	3	3
U.S. Permanent Tax Differences	--	--	(11)	(11)	(11)	(11)	(25)	(25)	(25)	(25)
U.S. Temporary Tax Differences	--	--	2	21	13	13	13	13	13	--
U.S. Tax Attributes	**--**	**--**	**(10)**	**9**	**2**	**2**	**(12)**	**(12)**	**(12)**	**(25)**
% U.S. Tax Rate	*0%*	*0%*	*(27%)*	*(27%)*	*(27%)*	*(27%)*	*(27%)*	*(27%)*	*(27%)*	*(27%)*
U.S. Cash Tax Adjustments	**--**	**--**	**3**	**(3)**	**(1)**	**(1)**	**3**	**3**	**3**	**7**
U.S. Net Operating Loss										
Beginning NOL Balance	**224**	**408**	**483**	**481**	**410**	**314**	**223**	**133**	**17**	**--**
NOL Generated	185	75	--	--	--	--	--	--	--	--
NOL Utilized	--	--	(2)	(71)	(96)	(91)	(89)	(116)	(17)	--
Ending NOL Balance	**408**	**483**	**481**	**410**	**314**	**223**	**133**	**17**	**--**	**--**
NOL Saving	--	--	0	19	26	25	24	31	5	--
Total Tax Attributes	**--**	**--**	**$3**	**$17**	**$25**	**$24**	**$27**	**$35**	**$8**	**$7**

Ke[2]	PV of Cash Flows '20E – '28E	PV of Terminal Value at TVGR of 0.0%	Value of Tax Attributes at TVGR of 0.0%
9.08%	$88	$37	$125
9.75%	$85	33	118
10.42%	$83	29	112

Ke[2]	Terminal Value as % of EV at TVGR of 0.0%	Implied Share Price[3] ($) at TVGR of 0.0%
9.08%	29.7%	$1.34
9.75%	27.9%	$1.26
10.42%	26.2%	$1.20

Source: Hudson Adjusted Management Plan as of 8/4/2020.

Note: FYE corresponds to Hudson Ltd.'s fiscal year (e.g., FYE 2020 represents the year ending 12/31/2020). DCF assumes mid-year convention and valuation date of 6/30/2020.

1 Extrapolated only for U.S. Cash Tax Adjustments as discussed with Management; NOL utilization forecast provided by Management until its full depletion by 2028; assumptions and forecasts relating to tax attributes discussed with Management and utilized by Lazard at the direction of the Special Committee.

2 Implied Cost of Equity based on WACC range of 7.63% - 8.63%.

3 Assumes FDSO of 93.45m based on the Merger Agreement; FDSO include Class A and Class B Shares; Lazard has not taken into account any valuation differences between the two classes of shares.

LAZARD 10

     PV of Terminal Value at TVGR of  Enterprise Value at TVGR of  Implied TV EBITDA Multiple at TVGR of  1.0%  1.5%  2.0%  $1,056  $1,147  $1,255  959  1,037  1,127  876  942  1,018  1.0%  1.5%  2.0%  $1,199  $1,291  $1,399  1,100  1,177  1,267  1,013  1,079  1,155  1.0%  1.5%  2.0%  6.8x  7.4x  8.1x  6.3  6.9  7.5  5.9  6.4  6.9  PV of FCF's H2 '20E ‒ ’25E  WACC  7.63%8.13%8.63%  $144$140$137  Terminal Value as % of EV at TVGR of  1.0%  1.5%  2.0%  88.0%  88.9%  89.7%  87.2%  88.1%  88.9%  86.5%  87.3%  88.1%  Implied Share Price2 ($) at TVGR of  1.0%  1.5%  2.0%  $10.62  $11.60  $12.76  $9.48  $10.30  $11.27  $8.48  $9.19  $10.00  Implied 2019 EBITDA Multiple at TVGR of  1.0%  1.5%  2.0%  7.5x  8.1x  8.8x  6.9  7.4  7.9  6.3  6.8  7.2  WACC  7.63%8.13%8.63%  Hudson Discounted Cash Flow Analysis – Initial Management Plan  ($ in millions; FYE December 31)  I I I L A Z A R D V A L U A T I O N A N A L Y S I S  P R O J E C T R I V E R  Source: Hudson Initial Management Plan as of 8/4/2020; Company filings.Note: FYE corresponds to Hudson Ltd.’s fiscal year (e.g., FYE 2020 represents the year ending 12/31/2020). DCF assumes mid-year convention and valuation date of 6/30/2020.  1  Tax expense excludes Net Operating Loss (NOL) utilization and other Tax Attributes which are valued separately (see page 12 f or detailed calculation), which value is added to the Enterprise Value 11f or the purposes of calculating the implied Equity Value (see footnote 2).Enterprise Value to Equity Value bridge assumes NOL and other Tax Attributes value range of $114m - $127m, Net Debt of $340m and Equity Investment of $6m based on Company filings as of 6/30/2020, and FDSO of 93.45m based on the Merger Agreement; FDSO include Class A and Class B Shares; Lazard has not taken into account any valuation differences between the two classes of shares.  2      Historical    Management Projection                    2019A  H1 2020A  H2 2020E  2021E    2022E  2023E  2024E  2025E  TY    Net Sales  $1,910  $391  $447  $1,410    $1,692  $1,918  $2,088  $2,244    $2,244  Advertising income  44  13  18  32    39  44  47  51    51  Turnover  $1,954  $403  $465  $1,443    $1,731  $1,962  $2,135  $2,295    $2,295  % Growth  --  --  --  66.1%    20.0%  13.3%  8.9%  7.5%      Cost of Goods Sold  (699)  (152)  (166)  (516)    (619)  (701)  (761)  (817)    (817)  Lease Expenses  (431)  (135)  (150)  (372)    (406)  (443)  (475)  (502)    (502)  Personnel Expenses  (436)  (131)  (135)  (372)    (408)  (428)  (465)  (497)    (497)  Other Expenses  (176)  (61)  (59)  (137)    (148)  (159)  (170)  (181)    (181)  Corporate Allocation  0  --  1  --    --  --  --  --    --  IC Fees CA to US  (0)  --  0  --    --  --  --  --    --  EBITDA  $211  ($75)  ($44)  $45    $151  $230  $264  $298    $298  % Margin  10.8%  (18.6%)  (9.5%)  3.1%    8.7%  11.7%  12.4%  13.0%    13.0%  Memo: EBITDA excl. Minority Interest  160      33    117  179  206  232    232  Depreciation & Amortization  (113)  (115)  (55)  (105)    (102)  (94)  (86)  (95)    (101)  Non-cash IFRS 16 Adjustments  (6)  (3)  9  7    7  7  7  7    7  EBIT  $92  ($192)  ($90)  ($53)    $55  $143  $184  $210    $204  % Margin  4.7%  (47.6%)  (19.2%)  (3.7%)    3.2%  7.3%  8.6%  9.2%    8.9%  Minority Interest  (34)  (10)  --  2    (21)  (39)  (46)  (52)    (50)  Tax Expense 1    (1)  --  (3)    (14)  (33)  (42)  (47)    (46)  % Tax Rate    0.4%  0.0%  6.8%    (39.9%)  (31.3%)  (30.2%)  (29.8%)    (29.8%)  NOPAT    ($203)  ($90)  ($55)    $21  $72  $97  $111    $108  % Margin    (50.3%)  (19.2%)  (3.8%)    1.2%  3.6%  4.5%  4.8%    4.7%  Plus: Depreciation & Amortization    115  55  105    102  94  86  95    101  Plus: Non-cash IFRS 16 Adjustments    3  (9)  (7)    (7)  (7)  (7)  (7)    (7)  Less: Change in NWC    (33)  39  8    (8)  (7)  (5)  (5)    (1)  Less: Capital Expenditures    (27)  (13)  (56)    (68)  (86)  (94)  (101)    (101)  Less: Rent Deferrals and Other Non-Cash Items    45  (45)  --    --  --  --  --    --  Unlevered FCF    ($101)  ($63)  ($5)    $40  $66  $77  $94    $100

PROJECT RIVER III LAZARD VALUATION ANALYSIS

Hudson Tax Attributes Discounted Cash Flow Analysis – *Initial Management Plan*

($ in millions; FYE December 31)

	Management Projection						Extrapolation[1]			
	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	TY
U.S.										
IP Migration Amortization	--	--	(14)	(14)	(14)	(14)	(28)	(28)	(28)	(28)
Other Permanent Tax Differences	--	--	3	3	3	3	3	3	3	3
U.S. Permanent Tax Differences	--	--	(11)	(11)	(11)	(11)	(25)	(25)	(25)	(25)
U.S. Temporary Tax Differences	--	--	2	21	13	13	13	13	13	--
U.S. Tax Attributes	**--**	**--**	**(10)**	**9**	**2**	**2**	**(12)**	**(12)**	**(12)**	**(25)**
% U.S. Tax Rate	*0%*	*0%*	*(27%)*	*(27%)*	*(27%)*	*(27%)*	*(27%)*	*(27%)*	*(27%)*	*(27%)*
U.S. Cash Tax Adjustments	**--**	**--**	**3**	**(3)**	**(1)**	**(1)**	**3**	**3**	**3**	**7**
U.S. Net Operating Loss										
Beginning NOL Balance	**224**	**408**	**483**	**481**	**397**	**286**	**182**	**79**	**17**	**--**
NOL Generated	185	75	--	--	--	--	--	--	--	--
NOL Utilized	--	--	(2)	(84)	(111)	(104)	(103)	(62)	(17)	--
Ending NOL Balance	**408**	**483**	**481**	**397**	**286**	**182**	**79**	**17**	**--**	**--**
NOL Saving	--	--	0	23	30	28	28	17	5	--
Total Tax Attributes	**--**	**--**	**$3**	**$20**	**$29**	**$28**	**$31**	**$20**	**$8**	**$7**

Ke[2]	PV of Cash Flows '20E – '28E	PV of Terminal Value at TVGR of 0.0%	Value of Tax Attributes at TVGR of 0.0%
9.08%	$90	$37	$127
9.75%	$87	33	120
10.42%	$85	29	114

Ke[2]	Terminal Value as % of EV at TVGR of 0.0%	Implied Share Price[3] ($) at TVGR of 0.0%
9.08%	29.2%	$1.36
9.75%	27.4%	$1.29
10.42%	25.7%	$1.22

Source: Hudson Initial Management Plan as of 8/4/2020.

Note: FYE corresponds to Hudson Ltd.'s fiscal year (e.g., FYE 2020 represents the year ending 12/31/2020). DCF assumes mid-year convention and valuation date of 6/30/2020.

1 Extrapolated only for U.S. Cash Tax Adjustments as discussed with Management; NOL utilization forecast provided by Management until its full depletion by 2028; assumptions and forecasts relating to tax attributes discussed with Management and utilized by Lazard at the direction of the Special Committee.

2 Implied Cost of Equity based on WACC range of 7.63% - 8.63%.

3 Assumes FDSO of 93.45m based on the Merger Agreement; FDSO include Class A and Class B Shares; Lazard has not taken into account any valuation differences between the two classes of shares.

LAZARD 12

PROJECT RIVER III LAZARD VALUATION ANALYSIS

Hudson WACC Analysis

- **Compared to Lazard's prior presentation to the Special Committee on 8/7/2020, the WACC range has increased by ~13bps principally as a result of the increase in the risk free rate**

WACC		Sensitivities					
		Sensitivity Range		Implied Cost of Equity		Implied WACC	
Assumptions		Low	High	Low	High	Low	High
Unlevered Beta[1]	0.94	0.72	1.17				
Target Debt / Capitalization	25.0%	10.0%	40.0%	8.7%	11.4%	8.1%	8.1%
Target Debt / Equity	33.3%						
Levering Factor[2]	1.24						
Levered Beta	1.17	0.89	1.45	7.7%	11.8%	6.6%	9.6%
Marginal Tax Rate	27.0%						
Risk-Free Rate of Return[3]	1.4%						
Equity Risk Premium[4]	7.2%						
Cost of Equity[5]	**9.8%**						
Pre-Tax Cost of Debt	4.5%	3.5%	7.5%	9.8%	9.8%	8.0%	8.7%
Post-Tax Cost of Debt	**3.3%**						
WACC[6]	**8.13%**						

Source: Bloomberg as of 8/14/2020, Barra as of 7/31/2020, FactSet as of 8/14/2020, Duff & Phelps.
1 Unlevered Beta = Levered Beta / [1+ (1 – Tax Rate) x (Debt / Equity)].
2 Levering Factor = [1+ (1 – Tax Rate) x (Debt / Equity)].
3 Based on blended U.S. and Canadian local currency 30-Year bond yields as of 8/14/2020, weighted by Hudson U.S. and Canadian business units' 2019A EBITDA contribution.
4 Based on Duff & Phelps valuation handbook as of February 2020.
5 Calculated using CAPM. Cost of Equity = (Risk Free Rate of Return) + (Levered Beta) x (Equity Risk Premium).
6 Weighted Average Cost of Capital = (After-Tax Cost of Debt) x (Debt / Cap.) + (Cost of Equity) x (Equity / Cap.).

LAZARD 13

PROJECT RIVER
III LAZARD VALUATION ANALYSIS

Beta Range of Selected Companies – Global Barra

Pre-COVID Global Barra Betas – Last 5 Years since 1/31/2020


3rd Quartile
Median
1st Quartile
1.19
0.93
0.89
0.84
0.77
0.86
0.73
0.65
0.59
0.51
1.01
0.89
0.86
0.82
0.75
1.45
1.28
1.22
1.10
0.80

Travel Retail[1]	Convenience Stores[2]	Contract Catering[3]	Hudson
2.02	0.73	1.89	2.51

Memo: Current Median Beta

Median Global Barra Beta Evolution


3.0
2.8
2.6
2.4
2.2
2.0
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
Current Beta (7/31/2020)
Pre-COVID Beta (1/31/2020)
COVID Impact (1/31/2020)
2.51
1.40
2.02
1.00
1.89
0.87
0.73
0.68
Jul-15
May-16
Mar-17
Dec-17
Oct-18
Aug-19
Jun-20

Median Betas

	1-yr.	3-yr.	5-yr.	10-yr.
Travel Retail / Convenience[1]	1.10	0.89	0.89	1.00
Convenience Stores[2]	0.71	0.73	0.67	0.66
Contract Catering[3]	0.95	0.88	0.86	0.89
Hudson	1.50	1.26	1.26	1.26

Source: Barra as of 7/31/2020.

Note: Each bar represents range of high and low Global Barra Betas since 2/28/2015 (Pre-COVID date of 1/31/2020).

1 Travel Retail includes Autogrill, Lagardere, SSP Group, WH Smith, Valora, and Dufry.

2 Convenience Stores includes Casey's Couche-Tard, Seven & I Holdings, and Murphy's.

3 Contract Catering includes Elior, Aramark, Sodexo, and Compass.

LAZARD
14

PROJECT RIVER III LAZARD VALUATION ANALYSIS

Beta Range of Selected Companies – Global Bloomberg Raw

Pre-COVID Global Bloomberg Raw Betas – Last 5 Years since 1/31/2020


3rd Quartile
Median
1st Quartile
0.96
0.82
0.73
0.70
0.59
0.87
0.70
0.62
0.58
0.53
0.98
0.78
0.71
0.66
0.56
1.40
1.25
1.16
1.10
0.39
Travel Retail[1]
Convenience Stores[2]
Contract Catering[3]
Hudson

Memo: Current Median Beta	1.64	0.62	1.45	2.37

Median Global Bloomberg Raw Beta Evolution


3.0
2.8
2.6
2.4
2.2
2.0
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
Current Beta (8/14/2020)
Pre-COVID Beta (1/31/2020)
COVID Impact (1/31/2020)
2.37
1.37
1.64
0.80
1.45
0.65
0.62
0.61
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20

Median Betas

	1-yr.	3-yr.	5-yr.	10-yr.
Travel Retail / Convenience[1]	0.85	0.71	0.73	0.85
Convenience Stores[2]	0.67	0.70	0.63	0.60
Contract Catering[3]	0.71	0.68	0.71	0.69
Hudson	1.48	1.21	1.21	1.21

Source: Bloomberg as of 8/14/2020.

Note: Each bar represents range of high and low Global Bloomberg Betas since 2/6/2015 (Pre-COVID date of 1/31/2020).

1 Travel Retail includes Autogrill, Lagardere, SSP Group, WH Smith, Valora, and Dufry.

2 Convenience Stores includes Casey's Couche-Tard, Seven & I Holdings, and Murphy's.

3 Contract Catering includes Elior, Aramark, Sodexo, and Compass.

LAZARD 15

PROJECT RIVER | III LAZARD VALUATION ANALYSIS

Peer Beta Summary – Travel Retail

($ in billions)

	Company	Market Value of Equity	Net Debt[1] / Total Cap.	Net Debt[1] / Equity	Barra Global (7/31/2020) Levered	Barra Global (7/31/2020) Unlevered	Barra Local[2] (7/31/2020) Levered	Barra Local[2] (7/31/2020) Unlevered	Bloomberg Global Raw (8/14/2020) Levered	Bloomberg Global Raw (8/14/2020) Unlevered	Bloomberg Local Raw[2] (8/14/2020) Levered	Bloomberg Local Raw[2] (8/14/2020) Unlevered
Current	Lagardere	2.4	49%	100%	1.71	1.03	1.42	0.86	1.45	0.88	1.35	0.81
	SSP Group	1.7	25%	35%	2.42	1.89	1.90	1.48	1.91	1.49	1.95	1.52
	Dufry	1.7	66%	237%	2.18	0.76	2.32	0.81	1.87	0.65	2.13	0.74
	WH Smith	1.7	22%	29%	2.17	1.75	1.67	1.35	1.82	1.47	1.99	1.61
	Autogrill	1.4	45%	86%	1.88	1.12	1.49	0.89	1.24	0.74	1.32	0.79
	Valora	0.7	32%	48%	1.39	1.00	1.52	1.10	0.86	0.62	1.11	0.80
	Median	**$1.7**	**39%**	**67%**	**2.02**	**1.08**	**1.60**	**0.99**	**1.64**	**0.81**	**1.65**	**0.81**
	Mean	**$1.6**	**40%**	**89%**	**1.96**	**1.26**	**1.72**	**1.08**	**1.52**	**0.97**	**1.64**	**1.05**
Memo:	**Hudson**	**$0.5**	**37%**	**64%**	**2.51**	**1.71**	**2.17**	**1.49**	**2.37**	**1.62**	**2.08**	**1.42**

	Company	Market Value of Equity	Net Debt[1] / Total Cap.	Net Debt[1] / Equity	Barra Global (1/31/2020) Levered	Barra Global (1/31/2020) Unlevered	Barra Local[2] (1/31/2020) Levered	Barra Local[2] (1/31/2020) Unlevered	Bloomberg Global Raw (1/31/2020) Levered	Bloomberg Global Raw (1/31/2020) Unlevered	Bloomberg Local Raw[2] (1/31/2020) Levered	Bloomberg Local Raw[2] (1/31/2020) Unlevered
Pre-COVID	Lagardere	2.5	38%	64%	1.11	0.78	1.07	0.76	0.79	0.55	0.80	0.56
	SSP Group	4.6	12%	14%	0.80	0.71	0.84	0.76	0.49	0.44	0.53	0.47
	Dufry	4.9	37%	66%	1.21	0.79	1.25	0.82	1.11	0.73	0.95	0.63
	WH Smith	4.1	5%	6%	0.99	0.95	0.97	0.93	1.00	0.95	0.99	0.94
	Autogrill	2.5	23%	30%	1.00	0.81	0.95	0.77	0.81	0.66	0.70	0.57
	Valora	1.1	23%	31%	0.73	0.58	0.85	0.68	0.72	0.58	0.78	0.63
	Median	**$3.3**	**23%**	**31%**	**1.00**	**0.79**	**0.96**	**0.76**	**0.80**	**0.62**	**0.79**	**0.60**
	Mean	**$3.3**	**23%**	**35%**	**0.97**	**0.77**	**0.99**	**0.78**	**0.82**	**0.65**	**0.79**	**0.63**
Memo:	**Hudson**	**$1.0**	**18%**	**23%**	**1.40**	**1.20**	**1.36**	**1.17**	**1.37**	**1.17**	**1.28**	**1.10**

LAZARD

Source: Company filings, FactSet, Bloomberg.
Note: FactSet data as of 8/14/2020. Bloomberg data as of 8/14/2020. Barra data as of 7/31/2020.
1 Net Debt excludes the impact of IFRS 16 adjustment.
2 Historical evolution of Barra Local and Bloomberg Local Raw betas in Additional Supporting Materials section.

16

PROJECT RIVER | III LAZARD VALUATION ANALYSIS

Comparable Company Analysis – Travel Retail

($ in billions, except per share data; calendarized to FYE December 31)

- **Reference range of 5.75x to 7.75x for EV / FY 2022E EBITDA reflects the median of the peer group ±1x EBITDA**
- **Reference range of 5.50x to 7.50x for EV / FY 2019A EBITDA reflects the median of the peer group ±1x EBITDA**
- **The reference ranges are 0.25x higher for EV / FY 2022E EBITDA and 0.25x lower for EV / FY 2019A EBITDA compared to the prior presentation to the Special Committee on 8/7/2020, principally as a result of changes in market conditions**

		Share Price	% of 52-Week			EV / Revenue			Revenue CAGR[2]	EV / EBITDA[3]			EBITDA CAGR[2]	EV / EBIT			EBIT CAGR[2]	Price / Earnings			EPS CAGR[2]	Net	2019A Net
		(08/14/20)	High	MV	EV[1]	2019A	2021E	2022E	'19A-'22E	2019A	2021E	2022E	'19A-'22E	2019A	2021E	2022E	'19A-'22E	2019A	2021E	2022E	'19A-'22E	Debt[1]	Leverage[4]
Travel Retail	Dufry	CHF27.62	27.9%	$1.7	$6.1	0.63x	0.87x	0.70x	(3.7%)	6.5x	8.4x	6.2x	1.4%	7.2x	25.7x	11.0x	(13.2%)	3.9x	n.a.	7.7x	(19.8%)	$4.0	4.3x
	Lagardere	€15.69	73.7%	2.4	4.9	0.58x	0.70x	0.65x	(3.9%)	6.5x	9.0x	7.1x	(3.2%)	11.0x	25.4x	14.0x	(7.5%)	10.1x	22.0x	11.8x	(5.1%)	2.4	3.2x
	Autogrill	€4.51	45.9%	1.4	2.6	0.45x	0.56x	0.47x	(2.0%)	4.8x	7.1x	5.5x	(4.3%)	7.3x	n.a.	15.6x	(22.5%)	9.8x	n.a.	29.5x	(30.7%)	1.2	2.2x
	SSP Group	£2.41	33.4%	1.7	2.4	0.74x	0.80x	0.70x	(2.9%)	8.3x	16.8x	6.4x	(5.2%)	15.9x	31.8x	11.0x	(10.0%)	19.9x	n.a.	13.2x	(16.6%)	0.6	2.1x
	WH Smith	£9.85	37.1%	1.7	2.2	1.33x	1.35x	1.18x	0.3%	12.5x	11.7x	9.3x[5]	(4.9%)	19.7x	14.6x	11.0x	(1.7%)	17.6x	25.9x	11.8x	(10.2%)	0.5	2.8x
	Valora	CHF163.80	56.6%	0.7	1.0	0.47x	0.50x	0.48x	(0.9%)	6.1x	7.9x	6.9x	(4.3%)	10.4x	13.6x	11.8x	(4.1%)	8.8x	18.8x	13.2x	(12.8%)	0.3	2.0x
	Median		**41.5%**	**1.7**	**2.5**	**0.60x**	**0.75x**	**0.68x**	**(2.4%)**	**6.5x**	**8.7x**	**6.7x**	**(4.3%)**	**10.7x**	**25.4x**	**11.4x**	**(8.8%)**	**10.0x**	**22.0x**	**12.5x**	**(14.7%)**	**0.9**	**2.5x**
	Mean		**45.8%**	**1.6**	**3.2**	**0.70x**	**0.80x**	**0.70x**	**(2.2%)**	**7.4x**	**10.2x**	**6.9x**	**(3.4%)**	**11.9x**	**22.2x**	**12.4x**	**(9.8%)**	**11.7x**	**22.2x**	**14.5x**	**(15.9%)**	**1.5**	**2.7x**
Hudson	**Hudson (Management)**	**$5.73**	**36.5%**	**0.5**	**0.9**	**0.48x**	**0.65x**	**0.54x**	**(4.0%)**	**4.4x**	**20.5x**	**6.2x**	**(10.6%)**	**10.1x**	**n.a.**	**16.9x**	**(15.8%)**	**8.8x**	**n.a.**	**10.4x**	**(5.4%)**	**0.3**	**1.6x**
	Hudson (Consensus)	**$5.73**	**36.5%**	**0.5**	**0.9**	**0.48x**	**0.70x**	**0.64x**	**(9.3%)**	**4.4x**	**13.4x**	**6.7x**	**(13.0%)**	**10.1x**	**n.a.**	**19.3x**	**(19.3%)**	**8.8x**	**n.a.**	**11.1x**	**(7.4%)**	**0.3**	**1.6x**

Source: Company filings, FactSet as of 8/14/2020.

Note: FYE corresponds to Hudson's fiscal year (e.g., FYE 2020 represents the year ending 12/31/2020).

1. Figures exclude the impact of IFRS 16.
2. CAGR calculations are based on non-calendarized fiscal year figures for comparability purposes.
3. Calculation is based on pre-IFRS 16 EBITDA figures.
4. Net Leverage calculated as current Net Debt divided by 2019A EBITDA.
5. WH Smith 2022 multiples calculated based on non-calendarized FYE 2022 (8/31/2022) estimates.

LAZARD 17

PROJECT RIVER
III LAZARD VALUATION ANALYSIS

Comparable Company Analysis – Convenience Stores and Contract Catering

($ in billions, except per share data; calendarized to FYE December 31)

		Share Price (08/14/20)	% of 52-Week High	MV	EV[1]	EV / Revenue 2019A	EV / Revenue 2021E	EV / Revenue 2022E	Revenue CAGR[2] '19A-'22E	EV / EBITDA[3] 2019A	EV / EBITDA[3] 2021E	EV / EBITDA[3] 2022E	EBITDA CAGR[2] '19A-'22E	EV / EBIT 2019A	EV / EBIT 2021E	EV / EBIT 2022E	EBIT CAGR[2] '19A-'22E	Price / Earnings 2019A	Price / Earnings 2021E	Price / Earnings 2022E	EPS CAGR[2] '19A-'22E	Net Debt[1]	2019A Net Leverage[4]
Convenience Stores	Couche-Tard	C$45.43	95.9%	$38.3	$42.2	0.76x	0.78x	0.76x	(1.6%)	10.3x	10.9x	9.5x	3.2%	14.3x	16.0x	13.7x	3.0%	18.3x	19.5x	16.8x	3.3%	$4.1	1.0x
	Seven & I Holdings	¥3,444.00	78.3%	28.7	26.0	0.41x	0.43x	0.42x	(1.5%)	4.1x	4.2x	3.9x	0.2%	6.5x	6.8x	6.4x	0.6%	14.1x	14.8x	13.4x	2.2%	(3.8)	(0.6x)
	Casey's	$174.89	96.6%	6.5	7.9	0.85x	0.82x	0.77x	2.0%	12.1x	12.1x	11.2x	1.0%	21.3x	21.7x	19.3x	5.6%	26.6x	27.4x	24.5x	6.8%	1.3	2.1x
	Murphy USA	$140.97	99.9%	4.2	5.0	0.35x	0.40x	0.34x	1.4%	11.7x	9.9x	9.0x	9.3%	18.5x	15.2x	13.9x	10.0%	26.5x	19.3x	16.9x	16.1%	0.8	1.8x
	Median		**96.2%**	**17.6**	**16.9**	**0.59x**	**0.60x**	**0.59x**	**(0.0%)**	**11.0x**	**10.4x**	**9.2x**	**2.1%**	**16.4x**	**15.6x**	**13.8x**	**4.3%**	**22.4x**	**19.4x**	**16.9x**	**5.0%**	**1.0**	**1.4x**
	Mean		**92.7%**	**19.4**	**20.3**	**0.59x**	**0.61x**	**0.57x**	**0.1%**	**9.6x**	**9.3x**	**8.4x**	**3.4%**	**15.1x**	**14.9x**	**13.3x**	**4.8%**	**21.4x**	**20.3x**	**17.9x**	**7.1%**	**0.6**	**1.1x**
Contract Catering	Compass Group	£11.95	55.9%	$28.1	$33.0	1.05x	1.12x	1.01x	(1.5%)	11.6x	12.4x	10.5x	(2.4%)	16.1x	19.8x	14.9x	(5.0%)	17.2x	23.9x	17.4x	(8.0%)	$5.4	1.9x
	Sodexo	€63.70	59.3%	11.4	13.8	0.55x	0.58x	0.55x	(1.2%)	9.0x	7.4x	6.8x	5.2%	12.0x	12.8x	10.7x	(3.9%)	15.7x	16.2x	13.3x	(3.3%)	2.5	1.6x
	Aramark	$24.99	53.4%	6.3	13.2	0.86x	0.92x	0.84x	(1.1%)	9.6x	10.9x	8.6x	(1.1%)	14.9x	17.9x	13.1x	(3.1%)	15.2x	22.8x	13.2x	(6.0%)	7.1	5.2x
	Elior Group	€5.13	37.5%	1.1	1.7	0.31x	0.33x	0.31x	(1.7%)	6.3x	6.6x	5.3x	(4.7%)	14.8x	16.1x	10.8x	(9.5%)	70.7x	20.7x	12.0x	0.9%	0.7	2.4x
	Median		**54.7%**	**8.8**	**13.5**	**0.71x**	**0.75x**	**0.69x**	**(1.4%)**	**9.3x**	**9.1x**	**7.7x**	**(1.7%)**	**14.8x**	**17.0x**	**12.0x**	**(4.4%)**	**16.4x**	**21.8x**	**13.2x**	**(4.6%)**	**3.9**	**2.1x**
	Mean		**51.5%**	**11.7**	**15.4**	**0.69x**	**0.74x**	**0.68x**	**(1.4%)**	**9.1x**	**9.3x**	**7.8x**	**(0.7%)**	**14.4x**	**16.7x**	**12.4x**	**(5.4%)**	**29.7x**	**20.9x**	**14.0x**	**(4.1%)**	**3.9**	**2.8x**

Source: Company filings, FactSet as of 8/14/2020.

Note: FYE corresponds to Hudson's fiscal year (e.g., FYE 2020 represents the year ending 12/31/2020).
1 Figures exclude the impact of IFRS 16.
2 CAGR calculations are based on non-calendarized fiscal year figures for comparability purposes.
3 Calculation is based on pre-IFRS 16 EBITDA figures.
4 Net Leverage calculated as current Net Debt divided by 2019A EBITDA.

LAZARD
18

 C O N F I D E N T I A L  Additional Supporting Materials  P R O J E C T R I V E R

PROJECT RIVER ADDITIONAL SUPPORTING MATERIALS

Historical Financials

($ in millions; FYE December 31)

	FY 2018					FY 2019					FY 2020		
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	H1
Net Sales	415	490	517	458	$1,880	435	499	512	465	$1,910	333	58	$391
Y-o-Y growth (%)	--	--	--	--	--	4.7%	1.8%	(1.0%)	1.5%	1.6%	(23.4%)	(88.4%)	(58.2%)
Q-o-Q growth (%)	--	18.2%	5.4%	(11.4%)	--	(5.0%)	14.8%	2.5%	(9.2%)	--	(28.4%)	(82.7%)	--
Turnover[1]	$427	$499	$527	$471	$1,924	$445	$510	$523	$476	$1,954	$342	$62	$403
Y-o-Y growth (%)	--	--	--	--	--	4.3%	2.1%	(0.7%)	0.9%	1.5%	(23.3%)	(87.9%)	(57.8%)
Q-o-Q growth (%)	--	17.0%	5.4%	(10.5%)	--	(5.6%)	14.6%	2.6%	(9.0%)	--	(28.2%)	(81.9%)	--
Gross Profit	268	319	336	303	$1,226	284	328	337	306	$1,254	213	38	$251
Y-o-Y growth (%)	--	--	--	--	--	5.9%	2.6%	0.6%	0.9%	2.3%	(24.8%)	(88.4%)	(58.9%)
Q-o-Q growth (%)	--	19.1%	5.1%	(9.7%)	--	(6.3%)	15.4%	3.0%	(9.4%)	--	(30.2%)	(82.2%)	--
Margin (%)	62.8%	63.9%	63.7%	64.3%	63.7%	63.8%	64.2%	64.5%	64.2%	64.2%	62.5%	61.6%	62.3%
EBITDA[2]	34	70	75	49	$227	30	70	74	37	$211	(6)	(69)	($75)
Y-o-Y growth (%)	--	--	--	--	--	(13.2%)	0.4%	(0.4%)	(24.5%)	(7.2%)	n.m.	n.m.	n.m.
Q-o-Q growth (%)	--	104.1%	6.9%	(35.0%)	--	(38.8%)	136.0%	6.0%	(50.7%)	--	n.m.	n.m.	--
Margin (%)	8.0%	14.0%	14.2%	10.3%	11.8%	6.7%	13.7%	14.2%	7.7%	10.8%	n.m.	n.m.	n.m.
EBIT[3]	5	39	44	9	$98	1	40	43	8	$92	(91)	(101)	($192)
Y-o-Y growth (%)	--	--	--	--	--	(77.6%)	2.1%	(3.6%)	(15.1%)	(6.5%)	n.m.	n.m.	n.m.
Q-o-Q growth (%)	--	625.9%	13.3%	(79.3%)	--	(86.9%)	3212.9%	7.0%	(81.8%)	--	n.m.	n.m.	--
Margin (%)	1.3%	7.8%	8.4%	2.0%	5.1%	0.3%	7.8%	8.2%	1.6%	4.7%	n.m.	n.m.	n.m.
Memo:													
Minority Interest	(6)	(12)	(10)	(9)	($36)	(6)	(10)	(10)	(7)	($34)	2	9	$11

Source: Company filings, FactSet as of 8/14/2020.
Note: Excludes the impact of IFRS 16 for FY 2019 and H1 2020.
1 Calculated as the sum of Net Sales and Advertising Income.
2 Includes the impact of Other Operational Expenses, Corporate Allocation, and IC Fees CA to US.
3 Includes the impact of Interest IFRS 16.

LAZARD 19

PROJECT RIVER ADDITIONAL SUPPORTING MATERIALS

Summary Management Financial Projections – *Adjusted Management Plan*

($ in millions; FYE December 31)

	Historical	Management Forecast						CAGR	
	2019A	2020E	2021E	2022E	2023E	2024E	2025E	'19A-22E	'19A-25E
Net Sales	**$1,910**	**$838**	**$1,410**	**$1,692**	**$1,858**	**$2,022**	**$2,173**	**(4%)**	**2%**
Growth (%)	--	(56%)	68%	20%	10%	9%	7%		
Turnover[1]	**1,954**	**868**	**1,443**	**1,731**	**1,901**	**2,069**	**2,222**	**(4%)**	**2%**
Growth (%)	--	(56%)	66%	20%	10%	9%	7%		
Gross Profit	**$1,254**	**$550**	**$927**	**$1,112**	**$1,221**	**$1,330**	**$1,430**	**(4%)**	**2%**
Growth (%)	--	(56%)	68%	20%	10%	9%	8%		
Margin (%)	64%	63%	64%	64%	64%	64%	64%		
EBITDA[2]	**211**	**(119)**	**45**	**151**	**213**	**245**	**277**	**(11%)**	**5%**
Growth (%)	--	(156%)	(138%)	232%	41%	15%	13%		
Margin (%)	11%	(14%)	3%	9%	11%	12%	12%		
EBIT[3]	**92**	**(281)**	**(53)**	**55**	**125**	**165**	**190**	**(16%)**	**13%**
Growth (%)	--	(406%)	(81%)	(203%)	128%	32%	15%		
Margin (%)	5%	(32%)	(4%)	3%	7%	8%	9%		
Net Income[4]	**13**	**(218)**	**(53)**	**11**	**53**	**78**	**92**	**(4%)**	**39%**
Growth (%)	--	(1794%)	(75%)	(121%)	377%	47%	18%		
Margin (%)	1%	(25%)	(4%)	1%	3%	4%	4%		
Memo:									
Minority Interest	**(34)**	**20[5]**	**2**	**(21)**	**(35)**	**(42)**	**(47)**		

Source: Hudson Adjusted Management Plan as of 8/4/2020.

Note: Financials presented exclude IFRS 16 adjustments.

1 Calculated as the sum of Net Sales and Advertising Income.
2 Includes the impact of Other Operational Expenses, Corporate Allocation, and IC Fees CA to US.
3 Includes the impact of Interest IFRS 16.
4 Represents Management levered Net Income post Minority Interest.
5 Figure shown represent the P&L impact of Minority Interest, and differ from cash flow impact of -$10m due to 45-day deferral in cash distributions to Minority Interest partners.

LAZARD 20

PROJECT RIVER ADDITIONAL SUPPORTING MATERIALS

Summary Management Financial Projections – *Initial Management Plan*

($ in millions; FYE December 31)

	Historical	Management Forecast						CAGR	
	2019A	2020E	2021E	2022E	2023E	2024E	2025E	'19A-22E	'19A-25E
Net Sales	**$1,910**	**$838**	**$1,410**	**$1,692**	**$1,918**	**$2,088**	**$2,244**	**(4%)**	**3%**
Growth (%)	--	*(56%)*	*68%*	*20%*	*13%*	*9%*	*7%*		
Turnover[1]	**1,954**	**868**	**1,443**	**1,731**	**1,962**	**2,135**	**2,295**	**(4%)**	**3%**
Growth (%)	--	*(56%)*	*66%*	*20%*	*13%*	*9%*	*7%*		
Gross Profit	**$1,254**	**$550**	**$927**	**$1,112**	**$1,261**	**$1,374**	**$1,478**	**(4%)**	**3%**
Growth (%)	--	*(56%)*	*68%*	*20%*	*13%*	*9%*	*8%*		
Margin (%)	*64%*	*63%*	*64%*	*64%*	*64%*	*64%*	*64%*		
EBITDA[2]	**211**	**(119)**	**45**	**151**	**230**	**264**	**298**	**(11%)**	**6%**
Growth (%)	--	*(156%)*	*(138%)*	*232%*	*53%*	*15%*	*13%*		
Margin (%)	*11%*	*(14%)*	*3%*	*9%*	*12%*	*12%*	*13%*		
EBIT[3]	**92**	**(281)**	**(53)**	**55**	**143**	**184**	**210**	**(16%)**	**15%**
Growth (%)	--	*(406%)*	*(81%)*	*(203%)*	*160%*	*29%*	*14%*		
Margin (%)	*5%*	*(32%)*	*(4%)*	*3%*	*7%*	*9%*	*9%*		
Net Income[4]	**13**	**(218)**	**(53)**	**11**	**64**	**89**	**104**	**(4%)**	**42%**
Growth (%)	--	*(1794%)*	*(75%)*	*(121%)*	*467%*	*41%*	*17%*		
Margin (%)	*1%*	*(25%)*	*(4%)*	*1%*	*3%*	*4%*	*5%*		

Memo:

	2019A	2020E	2021E	2022E	2023E	2024E	2025E
Minority Interest	**(34)**	**20[5]**	**2**	**(21)**	**(39)**	**(46)**	**(52)**

Source: Hudson Initial Management Plan as of 8/4/2020.

Note: Financials presented exclude IFRS 16 adjustments.

1 Calculated as the sum of Net Sales and Advertising Income.
2 Includes the impact of Other Operational Expenses, Corporate Allocation, and IC Fees CA to US.
3 Includes the impact of Interest IFRS 16.
4 Represents Management levered Net Income post Minority Interest.
5 Figure shown represent the P&L impact of Minority Interest, and differ from cash flow impact of -$10m due to 45-day deferral in cash distributions to Minority Interest partners.

LAZARD 21

PROJECT RIVER ADDITIONAL SUPPORTING MATERIALS

Beta Range of Selected Companies – Local Barra

Pre-COVID Local Barra Betas – Last 5 Years since 1/31/2020



3rd Quartile
Median
1st Quartile
0.96
0.90
0.85
0.82
0.79
0.87
0.82
0.80
0.78
0.74
0.94
0.90
0.87
0.81
0.76
1.37
1.26
1.22
1.13
0.91

Travel Retail[1]	Convenience Stores[2]	Contract Catering[3]	Hudson
1.60	0.67	1.59	2.17

Memo: Current Median Beta

Median Local Barra Beta Evolution



3.0
2.8
2.6
2.4
2.2
2.0
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
Current Beta (7/31/2020)
Pre-COVID Beta (1/31/2020)
COVID Impact (1/31/2020)
2.17
1.36
1.60
0.96
1.59
0.90
0.67
0.78
Jul-15
May-16
Mar-17
Dec-17
Oct-18
Aug-19
Jun-20

Median Betas

	1-yr.	3-yr.	5-yr.	10-yr.
Travel Retail / Convenience[1]	1.03	0.89	0.85	0.92
Convenience Stores[2]	0.78	0.80	0.79	0.79
Contract Catering[3]	0.94	0.91	0.87	0.83
Hudson	1.41	1.23	1.23	1.23

Source: Barra as of 7/31/2020.

Note: Each bar represents range of high and low Local Barra Betas since 2/28/2015 (Pre-COVID date of 1/31/2020).

1 Travel Retail includes Autogrill, Lagardere, SSP Group, WH Smith, Valora, and Dufry.

2 Convenience Stores includes Casey's Couche-Tard, Seven & I Holdings, and Murphy's.

3 Contract Catering includes Elior, Aramark, Sodexo, and Compass.

LAZARD 22

PROJECT RIVER ADDITIONAL SUPPORTING MATERIALS

Beta Range of Selected Companies – Local Bloomberg Raw

Pre-COVID Local Bloomberg Raw Betas – Last 5 Years since 1/31/2020


3rd Quartile
Median
1st Quartile
0.87
0.78
0.72
0.60
0.52
0.89
0.79
0.73
0.68
0.61
0.89
0.74
0.70
0.67
0.62
1.33
1.20
1.15
1.10
0.40
Travel Retail[1]
Convenience Stores[2]
Contract Catering[3]
Hudson

Memo: Current Median Beta	Travel Retail[1]	Convenience Stores[2]	Contract Catering[3]	Hudson
	1.65	0.68	1.53	2.08

Median Local Bloomberg Raw Beta Evolution


Current Beta (8/14/2020)
Pre-COVID Beta (1/31/2020)
COVID Impact (1/31/2020)
3.0
2.8
2.6
2.4
2.2
2.0
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
2.08
1.28
1.65
0.79
1.53
0.73
0.68
0.74

Median Betas

	1-yr.	3-yr.	5-yr.	10-yr.
Travel Retail / Convenience[1]	0.84	0.74	0.72	0.78
Convenience Stores[2]	0.73	0.77	0.73	0.72
Contract Catering[3]	0.75	0.71	0.70	0.68
Hudson	1.35	1.18	1.18	1.18

Source: Bloomberg as of 8/14/2020.

Note: Each bar represents range of high and low Local Bloomberg Betas since 2/6/2015 (Pre-COVID date of 1/31/2020).

1 Travel Retail includes Autogrill, Lagardere, SSP Group, WH Smith, Valora, and Dufry.

2 Convenience Stores includes Casey's Couche-Tard, Seven & I Holdings, and Murphy's.

3 Contract Catering includes Elior, Aramark, Sodexo, and Compass.

LAZARD 23

                 0%  25%  50%  75%  100%  125%  Apr 2018 Aug 2018 Dec 2018 Apr 2019 Aug 2019 Dec 2019 Apr 2020 Aug 2020              0.0x  2.0x  4.0x  6.0x  8.0x  10.0x  12.0x  14.0x  16.0x  18.0x  20.0x  Aug-17  Feb-18  Aug-18  Feb-19  Aug-19  Feb-20  Aug-20  Multiple Evolution Analysis – EV/NTM EBITDA – Travel Retail  A D D I T I O N A L S U P P O R T I N G M A T E R I A L S  P R O J E C T R I V E R  EV / NTM EBITDA1  Average:  1-Year  2-Year  3-Year  Peer Set  9.2x  8.9x  9.1x  Dufry  7.6x  7.6x  8.5x  Hudson  4.7x  6.1x  6.6x  Average 10.2x    Dufry10.8x  Relative Valuation vs. Peer Set Average  Average:  1-Year  2-Year  3-Year  Premium / (Discount) (%)  (47%)  (30%)  (27%)  Difference (x)  (4.4x)  (2.8x)  (2.4x)  Difference:(4.4x)Discount:(43%)(7/14/2020)2  Relative Valuation vs. Dufry  Average:  1-Year  2-Year  3-Year  Premium / (Discount) (%)  (29%)  (17%)  (16%)  Difference (x)  (2.5x)  (1.4x)  (1.4x)    Hudson 5.8x (7/14/2020)2  Source: FactSet as of 8/14/2020.Note: Trav el Retail peer set includes Dufry, Lagadere, Autogrill, SSP Group, WH Smith, and Valora. Area in the charts represents the upper and lower bounds of the peer set.  12  Excludes the impact of IFRS 16; excludes multiples less than 0x or higher than 40x. Represents the date of the latest meaningful data point.                0%Apr 2018 Aug 2018 Dec 2018 Apr 2019 Aug 2019 Dec 2019 Apr 2020 Aug 2020  25%  50%  75%  100%  125%    Difference:(6.0x)Discount: (51%)(7/14/2020)2    24

           0.0x  2.0x  4.0x  6.0x  8.0x  10.0x  12.0x  14.0x  16.0x  18.0x  20.0x  Aug-17  Feb-18  Aug-18  Feb-19  Aug-19  Feb-20  Aug-20  Multiple Evolution Analysis – EV / LTM EBITDA – Travel Retail  A D D I T I O N A L S U P P O R T I N G M A T E R I A L S  P R O J E C T R I V E R  EV / LTM EBITDA1  Average:  1-Year  2-Year  3-Year  Peer Set  8.3x  8.7x  9.3x  Dufry  4.6x  6.3x  7.9x  Hudson  3.8x  5.9x  6.9x  Average9.5x  Source: FactSet as of 8/14/2020.Note: Trav el Retail peer set includes Dufry, Lagadere, Autogrill, SSP Group, WH Smith, and Valora. Area in the charts represents the upper and lower bounds of the peer set.1 Excludes the impact of IFRS 16; excludes multiples less than 0x or higher than 30x.    Hudson 5.2x    Dufry 6.2x                0%Apr 2018 Aug 2018 Dec 2018 Apr 2019 Aug 2019 Dec 2019 Apr 2020 Aug 2020  25%  50%  75%  100%  125%  Relative Valuation vs. Peer Set Average  Average:  1-Year  2-Year  3-Year  Premium / (Discount) (%)  (54%)  (33%)  (27%)  Difference (x)  (4.5x)  (2.8x)  (2.3x)    Difference:(4.2x)Discount:(45%)                0%Apr 2018 Aug 2018 Dec 2018 Apr 2019 Aug 2019 Dec 2019 Apr 2020 Aug 2020  25%  50%  75%  100%  125%  Relative Valuation vs. Dufry  Average:  1-Year  2-Year  3-Year  Premium / (Discount) (%)  (16%)  (9%)  (8%)  Difference (x)  (0.7x)  (0.4x)  (0.3x)    Difference:(0.9x)Discount:(15%)      25

           0.0x  5.0x  10.0x  15.0x  20.0x  25.0x  30.0x  Aug-17  Feb-18  Aug-18  Feb-19  Aug-19  Feb-20  Aug-20  Multiple Evolution Analysis – EV / NTM EBIT – Travel Retail  A D D I T I O N A L S U P P O R T I N G M A T E R I A L S  P R O J E C T R I V E R  EV / NTM EBIT1  Average:  1-Year  2-Year  3-Year  Peer Set  16.3x  15.4x  15.7x  Dufry  13.4x  15.5x  17.8x  Hudson  9.2x  11.6x  12.9x  Average19.3x    Hudson 11.7x (5/14/2020)2    Dufry 9.6x (3/13/20)2  Source: FactSet as of 8/14/2020.Note: Trav el Retail peer set includes Dufry, Lagadere, Autogrill, SSP Group, WH Smith, and Valora. Area in the charts represents the upper and lower bounds of the peer set.  12  Excludes the impact of IFRS 16; excludes multiples less than 0x or higher than 40x. Represents the date of the latest meaningful data point.                  0%  25%  50%  75%  100%  125%  Apr 2018 Aug 2018 Dec 2018 Apr 2019 Aug 2019 Dec 2019 Apr 2020 Aug 2020  Relative Valuation vs. Peer Set Average  Average:  1-Year  2-Year  3-Year  Premium / (Discount) (%)  (36%)  (19%)  (14%)  Difference (x)  (5.5x)  (2.9x)  (2.1x)  Difference:(6.7x)Discount:(36%)(5/14/2020)2                0%Apr 2018 Aug 2018 Dec 2018 Apr 2019 Aug 2019 Dec 2019 Apr 2020 Aug 2020  25%  50%  75%  100%  125%  Relative Valuation vs. Dufry  Average:  1-Year  2-Year  3-Year  Premium / (Discount) (%)  (32%)  (25%)  (22%)  Difference (x)  (4.4x)  (3.7x)  (3.4x)    Difference:(2.7x)Discount:(28%)(3/13/2020)2      26

PROJECT RIVER ADDITIONAL SUPPORTING MATERIALS

Selected Travel Retail Peers

($ in millions)

Company	Key Metrics[1]	Segment Breakdown	Company Overview
DUFRY	**EV:** $6,105 | **MV:** $1,698 **Sales:** $9,401 **EBITDA:** $1,104	Brick & Mortar 3% Rail Stations 5% Seaports 4% Airports 88% Net sales by channel	• Dufry is a global travel retail concession operator with over 2,300 locations throughout airports, cruise lines, seaports, railway stations, and tourist areas headquartered in Basel, Switzerland • Main areas of geographic exposure include the US, Brazil, Germany, the UK, France, and Italy • The company has grown through a series of acquisitions, including the purchase of World Duty Free for ~$1.4bn in 2015 and Hudson Group for ~$345m in 2008 • Major shareholders include Qatar Holdings (9.58%) and Holzer Neumann Luis Andres (8.93%)
Lagardère	**EV:** $4,936 | **MV:** $2,427 **Sales:** $8,198 **EBITDA:** $731	Other Activities 4% Sports 4% Publishing 33% Travel Retail 2 59% Net sales by channel	• Lagardère SCA is headquartered in Paris, France and is a media business holding that operates in Publishing, Travel Retail, Media, & Sports/ Entertainment • The Lagardère Travel Retail segment includes travel essentials, duty free & fashion, foodservice and press distribution in primarily France, the US, & Germany • The company recently acquired International Duty Free Belgium for ~$268m in 2019 and Hojeij Branded Foods for ~$290m in 2018 • Major shareholders include Amber Capital (19.51%), Qatar Investment Authority (13.03%), and Lagardère Arnaud (7.26%)
SSP	**EV:** $2,401 | **MV:** $1,709 **Sales:** $3,141 **EBITDA:** $279	Other 5% Rail Stations 31% Airports 64% Net sales by channel	• SSP is headquartered in London and operates restaurants, bars, cafes, food courts, lounges, and convenience stores within airports, train stations, and motorway service stations • Main areas of geographic exposure include the UK, the US, Germany, & France • The company was previously owned by EQT Partners from 2006 until 2014, when it underwent an initial public offering • Public / dispersed ownership
AUTOGRILL	**EV:** $2,634 | **MV:** $1,369 **Sales:** $5,681 **EBITDA:** $526	Other 8% Motorways 30% Airports 62% Net sales by channel	• Autogrill is a major concessions operator, providing services for travelers at airports, motorways, and railways headquartered in Rozzano, Italy • Main geographic areas of exposure include the US, Italy, Canada, and China • Autogrill completed the spin off of World Duty Free to shareholders for ~$2bn in 2013 and acquired Concession Management Services' airport food & beverages business for ~$32m in 2016 • The company is currently controlled with a 50.1% stake by the investment vehicle of the Benetton family

LAZARD

Source: FactSet as of 8/14/2020, Public information.

1 Non-trading key metrics based on 2019 figures, unless otherwise stated.

2 Includes both airport and railway sales.

27

PROJECT RIVER ADDITIONAL SUPPORTING MATERIALS

Selected Travel Retail Peers (cont'd)

($ in millions)

Company	Key Metrics[1]	Segment Breakdown	Company Overview
WHSmith	**EV:** $2,186 | **MV:** $1,696 **Sales:** $1,584 **EBITDA:** $168	High Street 17% Hospitals 14% Railways 12% Airports 57% Unit count by channel[2]	• WH Smith Plc is headquartered in Swindon, the United Kingdom and is a travel retailer that operates within the Travel and High Street segments • The company derives 82% of its revenue from the United Kingdom, with some exposure to markets in the US, Australia, and other European / Asian countries • The company spun off Smith News Plc to shareholders for ~$265m in 2006 • Public / dispersed ownership
valora	**EV:** $1,049 | **MV:** $711 **Sales:** $2,156 **EBITDA:** $167	Food Service / Other 10% Valora Retail 90% Revenue by operating segment	• Valora Holding AG is headquartered in Muttenz, Switzerland and engages in managing convenience and food-service outlets in the following segments: Valora Retail, Food Service, and Other • Valora Retail runs a Europe-wide network of 1100+ kiosks and railway station bookstores which sell press products, tobacco, and consumer products for everyday needs as well as impulse purchases • Main areas of geographic exposure are Switzerland and Germany, with minority presence in the US, Netherlands, Austria, and Luxembourg • Valora acquired BackWerk Management in 2017 for ~$211m • Major shareholders include Ditsch Ernst Peter (15.93%), one of Valora's board members[3]

Source: FactSet as of 8/14/2020, Public information.

1 Non-trading key metrics based on 2019 figures, unless otherwise stated.

2 Airport count includes 433 international units outside of the UK. High Street stores sell stationary, gifts, news, magazines, and books and are less focused on convenience offers and products which are found within Travel units.

3 Ditsch Ernst Peter sold his company (Ditsch/Brezelkonig Group) in an equity only transaction to Valora in 2012, granting Peter 635,599 shares.

LAZARD 28

PROJECT RIVER ADDITIONAL SUPPORTING MATERIALS

Selected Convenience Store Peers

($ in millions)

Company	Key Metrics[1]	Segment Breakdown	Company Overview
Couche-Tard	**EV:** $42,238 | **MV:** $38,264 **Sales:** $55,725 **EBITDA:** $4,096	Other 1% Merchandise Sales 27% Fuel Sales 72% Revenue by operating segment	• Couche-Tard, Inc. is headquartered in Laval, Canada and operates traditional convenience stores engaged in the sale of products such as fresh foods, fast foods, gasoline, ATMs, lottery tickets, newspapers, and magazines • Primary areas of geographic operation include Canada, Scandinavia, Ireland, Poland, and the US • Significant acquisitions include Imperial Oil's retail assets from Exxon Mobil for ~$1.6bn in 2016 • Public / dispersed ownership
SEVEN&i HOLDINGS	**EV:** $25,971 | **MV:** $28,678 **Sales:** $62,162 **EBITDA:** $6,264	Other 9% Department Store 8% Domestic Convenience 14% Superstore Operations 28% Overseas Convenience 41% Revenue by operating segment	• Seven & i Holdings Co., Ltd. is headquartered in Tokyo, Japan and engages in the planning, management, and operation of its convenience and department stores • Primary areas of geographic operation include Japan, the US, Canada, China & Hong Kong • The company recently acquired Marathon's Speedway business for $21bn; also divested Shaddy Co. for ~$2bn in 2018 and Sogo & Seibu department stores for ~$15bn in 2017 • Major stakeholders include Ito Kogyo Kk (7.77%)
CASEY'S	**EV:** $7,864 | **MV:** $6,533 **Sales:** $9,235 **EBITDA:** $648	Other 1% Prepared Food 12% Merchandise Sales 27% Fuel Sales 60% Revenue by operating segment	• Casey's General Stores, Inc. is headquartered in Ankeny, Iowa and engages in the management and operation of convenience stores and gasoline stations • Operations and stores are exclusively based in the US • Recent acquisitions include the purchase of Kabredlos, Inc. convenience stores for ~$46m in 2010 • Major stakeholders include T. Rowe Price Associates (13.76%) and The Vanguard Group (10.94%)
MURPHY USA	**EV:** $4,958 | **MV:** $4,194 **Sales:** $14,035 **EBITDA:** $423	Merchandise Sales 19% Petroleum Products 81% Revenue by operating segment	• Murphy USA, Inc. is based in El Dorado, Arkansas and engages in the motor fuel products and convenience merchandise markets through retail stores • Operations and stores are exclusively based in the US • Recent divestitures include Hankinson Renewable Energy for ~$173m in 2013 • Major stakeholders include The Vanguard Group (10.45%) and BlackRock Fund Advisors (10.44%)

LAZARD

Source: FactSet as of 8/14/2020, Public information.
1 Non-trading key metrics based on 2019 figures, unless otherwise stated.

29

PROJECT RIVER ADDITIONAL SUPPORTING MATERIALS

Selected Contract Catering Peers

($ in millions)

Company	Key Metrics[1]	Segment Breakdown	Company Overview
COMPASS GROUP	**EV:** $33,049 | **MV:** $28,061 **Sales:** $30,262 **EBITDA:** $2,770	Defence & Remote 7% Other 13% Business & Industry 39% Healthcare 23% Education 18% Revenue by operating segment	• Compass Group is headquartered in Chertsey, the United Kingdom and engages in the provision of food service and support services • Main areas of geographic exposure include the US, the UK, Canada & China • Recent acquisitions include Fazer Food Services for ~$425m in 2019 and a minority stake in Unidine Corp. for ~$227m in 2017 • Public / dispersed ownership
sodexo	**EV:** $13,791 | **MV:** $11,355 **Sales:** $23,924 **EBITDA:** $1,479	Other 2% Business & Admin 27% On-site Services 49% HealthCare 12% Education 10% Revenue by operating segment	• Sodexo is headquartered in France and engages in the provision of on-site services, benefits & rewards services, and personal & home care services • Significant areas of geographic exposure include the US, France, China & Japan • Recent acquisitions include Centerplate, Inc. for ~$575m in 2017 • Major shareholders include the Bellon Family, with a ~42% stake
aramark	**EV:** $13,226 | **MV:** $6,322 **Sales:** $15,459 **EBITDA:** $1,394	Uniform Apparel 16% Food & Support Services International 23% Food & Support Services US 61% Revenue by operating segment	• Aramark is headquartered in Philadelphia, PA and engages in the provision of food, facilities, and uniform services for school districts, healthcare facilities, and other businesses • Operations are primarily based out of the US, with some exposure in China, Japan, and Germany • Recent acquisitions include Filterfresh Coffee Service from Green Mountain Coffee Roasters for ~$145m in 2011 • Public / dispersed ownership
elior group	**EV:** $1,725 | **MV:** $1,072 **Sales:** $5,314 **EBITDA:** ($265)	Healthcare 25% Business & Industry 43% Education 32% Revenue by client market	• Elior Group SA is headquartered in Paris, France and engages in the provision of contract and concession catering services within the following sectors: Contract Catering & Support Services and Concession Catering & Travel Retail • Significant areas of geographic exposure include France, the US, and China • Elior Group divested Areas Restauration Services SAS to PAI Partners SAS for ~$1.5bn in 2019 • Major stakeholders include Bim Sas (20.17%) and Cuatrecasas Figueras Emilio (7.66%)

LAZARD

Source: FactSet as of 8/14/2020, Public information.

1 Non-trading key metrics based on 2019 figures, unless otherwise stated.

30